As filed with the Securities and Exchange Commission on July 29, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CRISPR THERAPEUTICS AG

(Exact name of registrant as specified in its charter)

Switzerland	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Baarerstrasse 14

6300 Zug

Switzerland

+41 61 228 7800

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

CRISPR Therapeutics AG

2018 Stock Option and Incentive Plan

(Full title of the plan)

C T Corporation System

111 Eighth Avenue

New York, NY 10011

(212) 894-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom Robert E. Puopolo Seo Salimi Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	James R. Kasinger General Counsel and Secretary CRISPR Therapeutics AG Baarerstrasse 14 6300 Zug Switzerland +41 61 228 7800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, CHF 0.03 per share:
2018 Stock Option and Incentive Plan	4,000,000 (2)	$49.035 (3)	$196,140,000	$23,772.17
Total	4,000,000		$196,140,000	$23,772.17

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional common shares which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)

Represents an increase to the number of shares available for future issuance under the CRISPR Therapeutics AG 2018 Stock Option and Incentive Plan, as amended by the Amendment No. 1 thereto (such plan, the “2018 Plan” and such amendment, the “Plan Amendment”). Shares available for issuance under the Plan were previously registered on the registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 1, 2018.

(3)

Estimated pursuant to Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low sale prices of the Registrant’s common stock as reported on The Nasdaq Global Market on July 24, 2019.

Part I

EXPLANATORY NOTE

This Registration Statement on Form S-8 relating to the CRISPR Therapeutics AG 2018 Stock Option and Incentive Plan (the “2018 Plan”) of CRISPR Therapeutics AG (the “Registrant”) is being filed for the purpose of registering an additional 4,000,000 of the Registrant’s common shares, CHF 0.03 per share, as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-225369) filed with the Securities and Exchange Commission on June 1, 2018 by the Registrant, relating to the 2018 Plan except for “Item 8. Exhibits.”

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Articles of Association (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 13, 2019).

4.2	Subscription Agreement, dated December 19, 2015, by and between CRISPR Therapeutics AG and Bayer Global Investments B.V. (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 filed on September 9, 2016).

5.1	Opinion of Walder Wyss AG, Swiss counsel of CRISPR Therapeutics AG, as to the validity of the common shares.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm, with respect to the consolidated financial statements of Casebia Therapeutics LLP.

23.3	Consent of Walder Wyss AG (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).

99.1	CRISPR Therapeutics AG 2018 Stock Option and Incentive Plan (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 filed on June 1, 2018).

99.2	Amendment No.1 to the CRISPR Therapeutics AG 2018 Stock Option and Incentive Plan (incorporated herein by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 30, 2019).

99.3	Form of Incentive Stock Option Agreement under the CRISPR Therapeutics AG 2018 Stock Option and Incentive Plan (incorporated herein by reference to Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 filed on June 1, 2018).

99.4	Form of Non-Qualified Stock Option Agreement for Company Employees under the CRISPR Therapeutics AG 2018 Stock Option and Incentive Plan (incorporated herein by reference to Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8 filed on June 1, 2018).

99.5	Form of Non-Qualified Stock Option Agreement for Non-Employee Directors under CRISPR Therapeutics AG’s 2018 Stock Option and Incentive Plan (incorporated herein by reference to Exhibit 99.4 to the Registrant’s Registration Statement on Form S-8 filed on June 1, 2018).

99.6	Form of Restricted Stock Award under the CRISPR Therapeutics AG 2018 Stock Option and Incentive Plan (incorporated herein by reference to Exhibit 99.5 to the Registrant’s Registration Statement on Form S-8 filed on June 1, 2018).

Exhibit Number	Description

99.7	Form of Restricted Stock Award Agreement for Company Employees under the CRISPR Therapeutics AG 2018 Stock Option and Incentive Plan (incorporated herein by reference to Exhibit 99.6 to the Registrant’s Registration Statement on Form S-8 filed on June 1, 2018).

99.8	Form of Restricted Stock Award Agreement for Non-Employee Directors under the CRISPR Therapeutics AG 2018 Stock Option and Incentive Plan (incorporated herein by reference to Exhibit 99.7 to the Registrant’s Registration Statement on Form S-8 filed on June 1, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on July 29, 2019.

CRISPR THERAPEUTICS AG

By:	/s/ Samarth Kulkarni, Ph.D.
Name: Samarth Kulkarni, Ph.D.
Title: Chief Executive Officer

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Samarth Kulkarni, Michael Tomsicek and James R. Kasinger, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on the date indicated below in the capacities indicated:

Signature	Title	Date

/s/ Samarth Kulkarni Samarth Kulkarni	Chief Executive Officer and Director (principal executive officer)	July 29, 2019

/s/ Michael Tomsicek Michael Tomsicek	Chief Financial Officer (principal financial and accounting officer)	July 29, 2019

/s/ Rodger Novak Rodger Novak	Chairman and Director	July 29, 2019

/s/ Ali Behbahani Ali Behbahani	Director	July 29, 2019

/s/ Bradley Bolzon Bradley Bolzon	Director	July 29, 2019

/s/ Simeon J. George Simeon J. George	Director	July 29, 2019

/s/ Pablo Cagnoni Pablo Cagnoni	Director	July 29, 2019

/s/ Katherine A. High Katherine A. High	Director	July 29, 2019

Signature	Title	Date
/s/ John T. Greene John T. Greene	Director	July 29, 2019

/s/ James R. Kasinger James R. Kasinger	Authorized Representative in the United States	July 29, 2019

5